EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Insituform Technologies, Inc. of our report dated February 28, 2011, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in Insituform Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
April 28, 2011